Exhibit 99.2

Drugs Made In America Acquisition II Corp. Announces Closing of $500,000,000 Initial Public Offering

Fort Lauderdale, FL, Sept. 26, 2025 (GLOBE NEWSWIRE) -- Drugs Made In America Acquisition II Corp. (Nasdaq: DMIIU) (the “Company”) today announced that it closed its initial public offering of 50,000,000 units at $10.00 per unit. The gross proceeds from the offering were $500 million before deducting underwriting discounts and offering expenses. The units began trading on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “DMIIU” on September 25, 2025.

Each unit consists of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on Nasdaq under the symbols “DMII” and “DMIIR,” respectively. The underwriters have been granted a 45-day option to purchase up to an additional 7,500,000 units offered by the Company to cover over-allotments, if any.

Concurrently with the closing of the initial public offering, the Company closed a private placement of 1,200,000 private placement units at a price of $10.00 per unit, resulting in gross proceeds of $12,000,000. The private placement units are identical to the units sold in the initial public offering, subject to certain limited exceptions as described in the final prospectus. From the proceeds of the initial public offering and the private placement, $500 million has been deposited into the trust account.

Cantor Fitzgerald & Co. acted as the sole book-running manager in the offering. Loeb & Loeb LLP served as legal counsel to the Company. Ellenoff Grossman & Schole LLP served as legal counsel to Cantor Fitzgerald & Co.

The offering was made only by means of a prospectus, copies of which may be obtained from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 5th Floor, New York, NY 10022, by email at prospectus@cantor.com. A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on September 24, 2025.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Drugs Made In America Acquisition II Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business, industry or geographical location, it intends to focus its search for businesses in the pharmaceutical industry. The Company believes that it is possible to mitigate risks in the U.S. medical supply chain by investing in companies that will reduce America’s overreliance on production of pharmaceuticals from concentrated geographic regions through investments in strategic on-shoring of advanced domestic manufacturing technologies for critical drugs.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

Drugs Made In America Acquisition II Corp.

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

Lynn Stockwell

Chief Executive Officer and Executive Chair

Email: executive@dmaacorp.com

Phone: (954) 870-3099